As filed with the Securities and Exchange Commission on August 25, 1999

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM S-8

___________________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________________

RAMP NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

___________________________

Delaware	77-0366874
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

3100 De La Cruz Boulevard
Santa Clara, CA 95054
(Address of principal executive offices)

___________________________

1999 Employee Stock Purchase Plan
1999 Stock Incentive Plan
1995 Stock Option plan
 (Full title of the Plan)

___________________________

MAHESH VEERINA
President and Chief Executive Officer
Ramp Networks, Inc.
3100 De La Cruz Boulevard
Santa Clara, CA 95054
(408) 988-5353

(Name, address, and telephone number, including area code, of agent for service)

__________________________________________

Copy to:
Sylvia Snouwaert
Venture Law Group
A Professional Corporation
2800 Sand Hill Road
Menlo Park, California
(650) 854-4488

CALCULATION OF REGISTRATION FEE

                                Maximum      Proposed        Proposed
                                 Amount       Maximum         Maximum
                               of Shares     Offering        Aggregate     Amount of
     Title of Securities         to be       Price Per       Offering     Registration
       to be Registered        Registered (1)  Share           Price          Fee
------------------------------ ----------    ------------ --------------- ------------

1999 Employee Stock Purchase
   Plan Common Stock, $0.001
   par value.................    600,000       $15.51 (2)  $9,306,000.00    $2,587.07

1999 Stock Incentive Plan
   Common Stock, $0.001
   par value.................    708,198        $9.48 (3)  $6,713,717.04    $1,866.41

   Common Stock, $0.001
   par value.................  1,691,802       $18.25 (4) $30,875,386.50    $8,583.36

1995 Stock option Plan
   Common Stock, $0.001
   par value.................  2,050,662        $2.69 (3)  $5,516,280.78    $1,533.53
                               ----------                 --------------- ------------
          TOTAL .............  5,050,662       $11.48     $52,411,384.32   $14,570.37
                               ==========                 =============== ============

_______________________

  (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

  (2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on August 16, 1999, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

  (3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

  (4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on August 16, 1999.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

(a) The Registrant's Prospectus filed on June 22, 1999 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

(b) The Registrant's Quarterly Report on Form 10-Q filed on August 16, 1999 pursuant to Rule 15(d) of the Securities Exchange Act of 1934, as Amended (the "Exchange Act").

(c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on April 16, 1999, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters with respect to the legality of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by Venture Law Group, Menlo Park, California. As of the date of this Registration Statement, certain members of Venture Law Group and investment partnerships of which members of Venture Law Group are partners beneficially own 24,692 shares of the Registrants' Common Stock in the aggregate.

Item 6. Indemnification of Directors and Officers.

The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of such individual's fiduciary duties as a director except for liability (i) for any breach of such director's duty of loyalty to the company or to its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemption's as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director derives an improper personal benefit.

The Registrant's Bylaws provide the Registrant indemnify its directors and executive officers and may indemnify its officers, employees and other agents to the full extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence on the part of an indemnified party. The Registrant's Bylaws also permit it to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of his or her status or service as a director, officer, employee or other agent of the company upon an undertaking by him or her to repay such advances if it is ultimately determined that he or she is not entitled to indemnification.

The Registrant has entered into separate indemnification agreements with each of its directors and officers. These agreements require Registrant to, among other things, indemnify such director or officer against expenses, including attorney's fees, judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the company, other than liability arising form willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by Registrant. The Registrant believes that its Certificate of Incorporation and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers. The Registrant also maintains directors' and officers' liability insurance.

Item 7. Exemption from Registration Claimed..

     Not applicable.

Item 8. Exhibits.

Exhibit Number

   4.1*             1999 Employee Stock Purchase Plan

   4.2*             1999 Stock Incentive Plan

   4.3*             1995 Stock Option Plan

   5.1              Opinion of Venture Law Group, a Professional Corporation

  23.1              Consent of Venture Law Group, a Professional Corporation
                     (included in Exhibit 5.1).

  23.2              Consent of Independent Public Accountants

  24.1              Powers of Attorney

_________________________________________________________________

*Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-76463) declared effective June 21, 1999.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[Signature Pages Follow]

RAMP NETWORKS, INC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Ramp Networks, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 25th day of August, 1999.

RAMP NETWORKS, INC.

(Registrant)

By:	/s/ Mahesh Veerina

Mahesh Veerina
President and Chief Executive Officer

Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mahesh Veerina and Terry Gibson, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                            Title                        Date
----------------------------------- ---------------------------------- ---------------------
/s/ Mahesh Veerina                  President, Chief Executive         August 25, 1999
----------------------------------    Officer and Director
Mahesh Veerina                        (Principal Executive Officer)

/s/ Terry Gibson                    Chief Financial Officer and        August 25, 1999
----------------------------------    Secretary (Principal Financial
Terry Gibson                          and Accounting Officer)

/s/ Anthony Sun                     Director                           August 25, 1999
----------------------------------
Anthony Sun

/s/ Philip T. Gianos                Director                           August 25, 1999
----------------------------------
Philip T. Gianos

/s/ L. William Krause               Director                           August 25, 1999
----------------------------------
L. William Krause

INDEX TO EXHIBITS

Exhibit Number

   4.1*             1999 Employee Stock Purchase Plan

   4.2*             1999 Stock Incentive Plan

   4.3*             1995 Stock Option Plan

   5.1              Opinion of Venture Law Group, a Professional Corporation

  23.1              Consent of Venture Law Group, a Professional Corporation
                     (included in Exhibit 5.1).

  23.2              Consent of Independent Public Accountants

  24.1              Powers of Attorney

_________________________________________________________________

*Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-76463) declared effective June 21, 1999.